UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2014

GLYECO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-30396	45-4030261
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-408 Phoenix, Arizona		85044
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On January 15, 2014, the Board of Directors (the “Board”) of GlyEco, Inc., a Nevada corporation (the “Company”), voted to increase the size of the Board from five members to seven members and thereafter appointed Everett Alexander and Dwight B. Mamanteo to fill the resulting vacancies and serve as members of the Board, effective immediately.

Since 2002, Mr. Alexander has worked in the investment management industry, analyzing and investing in companies across a broad range of industries.  Previously, he worked for Texaco Inc., in their Global Gas & Power Division, where he helped manage the firm's proprietary gasification technology licensing and project development effort in Asia. His responsibilities included negotiating licensing agreements and arranging project financing. Mr. Alexander holds an M.B.A from The Wharton School of the University of Pennsylvania, an MA in International Studies from The Lauder Institute of the University of Pennsylvania, and a BA from Williams College.

Since 2004, Mr. Mamanteo has served as a Portfolio Manager at Wynnefield Capital, Inc. Since March 2007, Mr. Mamanteo has served on the Board of Directors of MAM Software Group, Inc. (NASDAQ: MAMS), a provider of innovative software and data solutions for a wide range of businesses, including those in the automotive aftermarket. Mr. Mamanteo serves as the Chairman of the Compensation Committee and as a member of the Audit and Governance Committees. Since June 2013, Mr. Mamanteo has served on the Board of Directors of ARI Network Services, Inc. (NASDAQ: ARIS), a provider of products and solutions that serve several vertical markets with a focus on the outdoor power, power sports, marine, RV, and appliance segments. Mr. Mamanteo serves as a member of the Compensation and Governance Committees. Mr. Mamanteo received an M.B.A. from the Columbia University Graduate School of Business and a B.Eng. in Electrical Engineering from Concordia University (Montreal).

There are no arrangements or understandings between Messrs. Alexander and Mamanteo and any other persons pursuant to which they were selected as directors; there are no family relationships between them and any of the Company’s directors and officers; and there are no related party transactions reportable under Item 404(a) of Regulation S-K.

In consideration for their services, Messrs. Alexander and Mamanteo will receive the standard compensation paid to non-employee directors of $600 per quarter and 50,000 stock options per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: January 21, 2014	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)